UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 3, 2010

BLACK HAWK EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51988	27-0670160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1174 Manito Drive NW, PO Box 363, Fox Island, WA		98333
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		253-973-7135

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement
Item 8.01                      Other Items

On June 3, 2011 Black Hawk Exploration (the “Company”, “we”, “our”, “us”) entered into a subscription agreement with one non-US investor.  The investor subscribed for a convertible note in the amount of $600,000 as well as warrants to acquire 8,500,000 shares of our common stock at $0.14 per share for a period of five years.  The convertible note carries interest of 6% per annum, matures on October 19, 2012 and may be converted into shares of our common stock at any time, at $0.14 per share.

The $600,000 received from the sale of the convertible note was used by us to satisfy our financial commitment to repay two secured loan agreements entered into on October 18, 2010.   Details on these loan agreements can be found in our Current Report on Form 8-K filed on October 18, 2010.

For more details on this convertible debenture and warrants, please see the definitive agreement, which is attached in its entirety as an exhibit to this Current Report.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION INC.

/s/ Kevin Murphy
Kevin Murphy
President

Date:  June 13, 2011